
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements of IKON Capital, Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          SEP-30-1997
<PERIOD-END>                               DEC-31-1996
<CASH>                                               0
<SECURITIES>                                         0
<RECEIVABLES>                            1,436,186,000<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                      66,716,000<F2>
<DEPRECIATION>                              24,745,000<F2>
<TOTAL-ASSETS>                           1,489,667,000
<CURRENT-LIABILITIES>                                0
<BONDS>                                  1,178,900,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0<F3>
<OTHER-SE>                                 206,952,000
<TOTAL-LIABILITY-AND-EQUITY>             1,489,667,000
<SALES>                                              0
<TOTAL-REVENUES>                            46,162,000
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            12,959,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                          17,626,000
<INCOME-PRETAX>                             16,190,000
<INCOME-TAX>                                 6,638,000
<INCOME-CONTINUING>                          9,552,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 9,552,000
<EPS-PRIMARY>                                        0<F4>
<EPS-DILUTED>                                        0<F4>

<F1>Includes net investments in leases of $1,380,821,000 and other accounts receivable.
<F2>Includes leased equipment of: cost - $55,845,000; accumulated depreciation -
$22,017,000.
<F3>Common stock, $0.01 par value, 1,000 shares outstanding. Since total is less than $1,000, zero is reported.
<F4>Not required as the registrant is a wholly-owned subsidiary.

